Exhibit 10.2

PERFORMANCE STOCK AGREEMENT
THIS PERFORMANCE STOCK AGREEMENT (the “Award Agreement”), dated as of _____________ (the “Award Date”), is made by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and____________, an employee of the Company (or one or more of its Related Corporations or Affiliates), hereinafter referred to as the “Participant.”
WHEREAS, the Company has determined to grant to the Participant an award of Performance Stock (as defined below), on the terms set forth herein, under the Integra LifeSciences Holdings Corporation Fourth Amended and Restated 2003 Equity Incentive Plan, as amended (the “Plan”), the terms of which are hereby incorporated by reference and made part of this Award Agreement.
NOW, THEREFORE, in consideration of the various covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
Capitalized terms not otherwise defined below shall have the meaning set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 1.1    Annual Organic Revenue. “Annual Organic Revenue” shall mean the Company’s gross revenue with respect to an applicable fiscal year excluding the effects of currency exchange rates, acquired revenues, product discontinuances and divestitures.
Section 1.2    Catch-Up Performance Goal. “Catch-Up Performance Goal” shall mean the specific goal determined by the Committee, as specified in Exhibit A.
Section 1.3    Catch-Up Shares. “Catch-Up Shares” shall have the meaning as specified in Exhibit A.
Section 1.4    Cause. “Cause” shall have the meaning set forth in the Employment Agreement.
Section 1.5    Change in Control. “Change in Control” shall have the meaning set forth in the Plan.
Section 1.6    Chief Human Resources Officer. “Chief Human Resources Officer” shall mean the Chief Human Resources Officer of the Company.

Exhibit 10.2

Section 1.7    Employment Agreement. “Employment Agreement” shall mean that Third Amended and Restated Employment Agreement, effective January 1, 2018, between the Company and the Participant (as may be amended from time to time).
Section 1.8    Good Reason. “Good Reason” shall have the meaning set forth in the Employment Agreement.
Section 1.9    Performance Goals. “Performance Goals” shall mean the specific goal or goals determined by the Committee, as specified in Exhibit A, including (if applicable) the Catch-Up Performance Goal.
Section 1.10    Performance Period. “Performance Period” shall mean the period or periods of time that the Performance Goals must be met, as specified in Exhibit A.
Section 1.11    Performance-Vest. “Performance-Vest” shall mean that, with respect to a share of Performance Stock, the applicable Performance Goal has been achieved.
Section 1.12    Performance Vesting Percentage. “Performance Vesting Percentage” shall mean the percentage determined in accordance with Exhibit A attached hereto, which is a function of whether and to what extent the Performance Goals are achieved during the Performance Period.
Section 1.13    Qualifying Termination. “Qualifying Termination” shall mean a Termination of Service by the Company without Cause or by the Participant for Good Reason or a termination of employment by the Participant due to the Participant’s Retirement.
Section 1.14    Retirement. “Retirement” shall mean a termination of the Participant’s employment by the Participant following the date on which the Participant becomes Retirement Eligible; provided, that the Participant provides no less than six (6) months’ prior written notice of such termination of employment unless a shorter period of time is agreed to by the Committee.
Section 1.15    Retirement Eligible. “Retirement Eligible” shall mean the Participant has attained the age of 55 and has been in continuous service to the Company or its Related Corporations as an employee or Associate for ten (10) years or more.
Section 1.16    Rule 16b-3. “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.
Section 1.17    Termination of Service. “Termination of Service” shall mean the time when the Participant ceases to provide services to the Company and its Related Corporations and Affiliates as an employee or Associate for any reason with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, or Disability. A Termination of Service shall not include a termination where the Participant is simultaneously reemployed by, or remains

Exhibit 10.2

employed by, or continues to provide services to, the Company and/or one or more of its Related Corporations and Affiliates or a successor entity thereto.
Section 1.18    Vest or Vested. “Vest” or “Vested” shall mean that, with respect to a share of Performance Stock, both (i) such share of Performance Stock has Performance-Vested and (ii) the continued service condition has been satisfied.
ARTICLE II
AWARD OF PERFORMANCE STOCK

Section 2.1    Award of Shares of Performance Stock. Effective as of the Award Date, the Company grants to the Participant an award of_____________ target shares of Performance Stock (the “Target Performance Shares”). Each share of Performance Stock represents the Participant’s right to receive one Share under this Award Agreement if the Performance Goals are met during the Performance Period and the vesting conditions set forth herein are satisfied.
Section 2.2    Forfeiture. Shares of Performance Stock shall be subject to forfeiture as provided in Section 3.2 below.
Section 2.3    Dividend Equivalents. The Participant shall be entitled to receive, with respect to each outstanding Vested but unissued share of Performance Stock, dividend equivalent amounts equal to the regular quarterly cash dividend paid or made with respect to the Shares underlying such Vested but unissued shares of Performance Stock (to the extent regular quarterly cash dividends are paid). Such dividend equivalent amounts shall be aggregated and paid to the Participant within thirty (30) days following the date on which the Shares underlying the Vested shares of Performance Stock are issued to the Participant, but in no event later than December 31 of the year in which the Shares underlying the Vested shares of Performance Stock are issued to the Participant. Notwithstanding the foregoing, if a “Change in Control” occurs prior to the date on which such dividend equivalent amounts are paid, such dividend equivalent amounts shall be paid to the Participant on the date of the Change in Control; provided, however, that such payment shall only occur if the Change in Control meets the requirements of Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended (the “Code”) and its corresponding regulations. For the avoidance of doubt, such dividend equivalent amounts shall only be paid to the extent that the shares of Performance Stock are Vested as of the applicable dividend payment date, and the Participant shall not be entitled to receive any dividend equivalent amounts with respect to shares of Performance Stock that have not Vested as of such dividend payment date. The dividend equivalents and any amounts that may become payable in respect thereof shall be treated separately from the shares of Performance Stock and the rights arising in connection therewith for purposes of the designation of time and form of payments required by Code Section 409A.

Exhibit 10.2

Section 2.4    Voting Rights. The Participant shall not have any voting rights in respect of the shares of Performance Stock and any Shares underlying the shares of Performance Stock unless and until such Shares shall have been issued by the Company and the Participant becomes the holder of record of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
ARTICLE III.
RESTRICTIONS
Section 3.1    Vesting.
(a)    Subject to paragraph (b) below and Sections 3.2 and 3.5 below, shares of Performance Stock shall Vest in cumulative installments as follows:
(i)    With respect to fiscal year [2018], a number of shares of Performance Stock equal to the product of (x) thirty-three percent (33%) of the Target Performance Shares, multiplied by (y) the applicable Performance Vesting Percentage determined in accordance with Exhibit A attached hereto, shall Vest on the first anniversary of the Award Date;
(ii)    With respect to fiscal year [2019], a number of shares of Performance Stock equal to the product of (x) thirty-three percent (33%) of the Target Performance Shares, multiplied by (y) the applicable Performance Vesting Percentage determined in accordance with Exhibit A attached hereto, shall Vest on the second anniversary of the Award Date; and
(iii)    With respect to fiscal year [2020], a number of shares of Performance Stock equal to the product of (x) thirty-four percent (34%) of the Target Performance Shares, multiplied by (y) the applicable Performance Vesting Percentage determined in accordance with Exhibit A attached hereto, shall Vest on the third anniversary of the Award Date.
(b)    Subject to Sections 3.2 and 3.5 below, in the event that the Company achieves the Catch-Up Performance Goal with respect to the Performance Period, then any Catch-Up Shares shall Vest on the third anniversary of the Award Date.

Section 3.2    Effect of Termination of Service; Forfeiture.
(a)    In the event the Participant incurs, prior to or on the last day of the Performance Period, (i) a Qualifying Termination or (ii) a Termination of Service by reason of the Participant’s Disability or death, and further subject to the Participant’s ongoing compliance with the restrictive covenants contained in Section 19(c) of the Employment Agreement, any shares of Performance Stock which have not Vested in accordance with Section 3.1 above on or prior to such termination shall remain outstanding and eligible to Vest in accordance with Section 3.1 above and Section 3.5

Exhibit 10.2

below based on the Company’s achievement of the Performance Goals during the Performance Period.

(b)    Immediately upon the Participant’s Termination of Service that is not a Qualifying Termination or by reason of the Participant’s Disability or death, the Participant shall automatically and without further action forfeit all shares of Performance Stock (and all dividend equivalent rights with respect to such shares of Performance Stock) which have not Vested in accordance with Section 3.1 above or Section 3.5 below on or prior to such termination, and the Participant shall have no further right to or interest in or with respect to such shares of Performance Stock (or such dividend equivalents).

(c)    Any shares of Performance Stock that do not Performance-Vest in connection with a Change in Control pursuant to Sections 3.5(a) and 3.5(b) below (and all dividend equivalent rights with respect to such shares of Performance Stock) shall thereupon automatically be forfeited as of such Change in Control, and the Participant shall have no further right to or interest in or with respect to such shares of Performance Stock (or such dividend equivalents).

(d)    Any shares of Performance Stock that fail to vest as of the third anniversary of the Award Date (and all dividend equivalent rights with respect to such Performance Stock) shall automatically and without further action be cancelled and forfeited, and the Participant shall have no further right to or interest in or with respect to such unvested shares of Performance Stock (or such dividend equivalents).

Section 3.3    Issuance of Shares.
(a)    Subject to a determination of the Committee as to whether and to what extent the applicable Performance Goals have been met, Shares represented by shares of Performance Stock which Vest pursuant to Section 3.1 above or Section 3.5 below shall be issued to the Participant or his or her legal representative on or within five (5) business days following the date on which such shares of Performance Stock Vest pursuant to Section 3.1 above or Section 3.5 below (but in no event later than December 31 of the applicable year in which such shares of Performance Stock Vest).

Exhibit 10.2

(b)    All Shares issued hereunder shall be issued in certificated form or shall be recorded with the Company’s transfer agent. All such Shares shall be issued free from any restrictions; provided, however, that such Shares shall be subject to any restrictions and conditions as may be required pursuant to Section 4.6 below and those that the Company imposes on its employees in general with respect to selling its Shares. Notwithstanding the foregoing, the Company shall not be required to issue or record such Shares in the name of the Participant or his or her legal representative unless the Participant or his or her legal representative shall have satisfied the full amount of all federal, state and local withholding or other employment taxes applicable to the taxable income of the Participant resulting from the vesting of the shares of Performance Stock and issuance of the Shares as provided in this Award Agreement (including, without limitation, in the manner set forth in Section 4.3 below).

Section 3.4    Clawback. Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the shares of Performance Stock, and any related payments, shall be subject to the provisions of any clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to the shares of Performance Stock under the Plan.
Section 3.5    Change in Control. In the event that a Change in Control occurs during the Performance Period:
(a)    A number of shares of Performance Stock shall Performance-Vest equal to a number determined at the greater of (i) the achievement of the “Target Level” Performance Vesting Percentage with respect to the fiscal year in which the Change in Control occurs, as specified in Exhibit A attached hereto and (ii) the Company’s actual achievement of the Performance Goal for such year through the Change in Control. Subject to Sections 3.5(d) and (e) below, such Performance-Vested shares of Performance Stock shall remain outstanding and eligible to Vest on the anniversary of the Award Date immediately following the Change in Control, subject to the Participant’s continuous service.
(b)    In addition, and subject to Sections 3.5(d) and (e) below, a number of shares of Performance Stock shall Performance-Vest equal to the number of shares of Performance Stock that could vest with respect to each fiscal year of the Performance Period following the fiscal year in which the Change in Control occurs (if any) based on the achievement of the “Target Level” Performance Vesting Percentage with respect to each such year, as specified in Exhibit A, and shall remain outstanding and eligible to Vest on the date(s) outlined in Section 3.1(a)(ii) and/or (iii)

Exhibit 10.2

(excluding any Catch-Up Shares which are forfeited in the event of a Change in Control), subject to the Participant’s continued service.
(c)    In addition, if the Change in Control occurs following the completion of a fiscal year in the Performance Period but prior to the date on which shares of Performance Stock with respect to such year become Vested pursuant to Section 3.1(a) above, then such shares of Performance Stock shall Vest as of immediately prior to the Change in Control in a number determined in accordance with Section 3.1(a) above.
(d)    If the Participant incurred a (1) Qualifying Termination or (2) a Termination of Service by reason of the Participant’s Disability or death, in either case, prior to the Change in Control date, then any shares of Performance Stock that Performance-Vest in accordance with Sections 3.5(a) and (b) above shall Vest as of immediately prior to the Change in Control.
(e)     Notwithstanding Sections 3.5(a) and 3.5(b) above, if the Participant incurs (1) a Qualifying Termination or (2) a Termination of Service by reason of the Participant’s Disability or death, in either case, on or following a Change in Control and prior to or on the last day of the Performance Period, then any Performance-Vested shares of Performance Stock that are then-outstanding and have not yet Vested shall Vest in full upon such termination.
ARTICLE IV.
MISCELLANEOUS
Section 4.1    No Additional Rights. Nothing in this Award Agreement or in the Plan shall confer upon any person any right to a position as an Associate or continued employment by the Company or any of its Related Corporations or Affiliates or affect in any way the right of any of the foregoing to terminate the services of an individual at any time.
Section 4.2    Anti-Assignment. The Participant shall have no right to sell, assign, transfer, pledge, or otherwise encumber or dispose of the Participant’s award of shares of Performance Stock.
Section 4.3    Tax Withholding. In satisfaction of all applicable requirements with respect to amounts required by federal, state or local tax law to be withheld with respect to the vesting, distribution or payment of the shares of Performance Stock, the Company shall withhold Shares otherwise issuable upon such distribution or payment of the shares of Performance Stock having a Fair Market Value equal to the sums required to be withheld. Subject to the following sentence, the number of Shares which shall be so withheld in order to satisfy the Participant’s federal, state and local withholding tax liabilities with respect to the vesting of the shares of Performance Stock or issuance of Shares in payment of the shares of Performance Stock shall be limited to the number of Shares which have a Fair Market Value on the date of issuance equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local tax purposes that are applicable to, and required in connection with, all or a portion of such supplemental

Exhibit 10.2

taxable income. In the event that the number of Shares having a Fair Market Value equal to the sums required to be withheld is not a whole number of Shares, the number of Shares so withheld shall be rounded up to the nearest whole share. In addition, to the extent that any Federal Insurance Contributions Act tax withholding obligations arise in connection with the Performance Stock prior to the applicable vesting date, the Administrator shall accelerate the payment of a portion of the award of Performance Stock sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with any such accelerated payment, and the Administrator shall withhold such amounts in satisfaction of such withholding obligations.
Section 4.4    Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Chief Human Resources Officer, and any notice to be given to the Participant shall be addressed to the Participant at his or her address of record maintained by the Human Resources Department. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
Section 4.5    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
Section 4.6    Conformity to Securities Laws. This Award Agreement is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, Rule 16b-3. Notwithstanding anything herein to the contrary, this Award Agreement shall be administered, and the shares of Performance Stock shall be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Award Agreement and the shares of Performance Stock issued hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 4.7    Amendment. This Award Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Award Agreement.
Section 4.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.

Exhibit 10.2

Section 4.9    Section 409A. This Award Agreement shall be interpreted in accordance with the requirements of Section 409A of the Code. Notwithstanding any provision in this Award Agreement to the contrary, if a payment is deemed to be deferred compensation subject to the requirements of Section 409A of the Code, such payment may only be made under this Award Agreement upon an event and in a manner permitted by Section 409A of the Code. If a payment is not made by the designated payment date under this Award Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. In no event may the Participant, directly or indirectly, designate the calendar year of payment. A termination of service shall not be deemed to have occurred for purposes of any provision of this Award Agreement providing for the payment of any amounts or benefits upon or following a termination of service that are considered “nonqualified deferred compensation” under Section 409A of the Code unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this award Agreement, references to a “termination,” “termination of employment,” “Termination of Service” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary in this Award Agreement, no amounts payable to the Participant under this Award Agreement shall be paid to the Participant prior to the expiration of the 6-month period following the Participant’s “separation from service” if the Company determines that paying such amounts at the time or times indicated in this Award Agreement would be a prohibited distribution under Section 409A(a)(2)(b)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such 6-month period, the Company shall pay the Participant a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such 6-month period.
Section 4.10    Electronic Delivery and Acceptance. The Participant hereby consents to receive the Notice of Grant of Award and Award Agreement and any other documents related to this award or future awards by electronic delivery and to accept this or future awards through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. The Participant acknowledges that he has read, understand and agrees to the terms of the Notice of Grant of Award and Award Agreement. Clicking the “ACCEPT” button on E*TRADE’s on-line grant agreement response page will act as the Participant’s electronic signature to these documents and will result in a contract between the Company and the Participant with respect to the award.

[Signature page follows]

Exhibit 10.2

IN WITNESS WHEREOF, the parties hereto have executed this Performance Stock Agreement as of the date first above written.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By: _________________________________
Name:
Title:

PARTICIPANT

__________________________________
Peter J. Arduini

EXHIBIT A
PERFORMANCE GOALS AND PERFORMANCE PERIOD
Capitalized terms shall have the meaning set forth in Performance Stock Agreement.
The “Performance Period” shall be the three-year period beginning January 1, [2018] and ending December 31, [2020].
The “Catch-Up Performance Goal” shall mean that the Company achieves, as of the end of the Performance Period (but not due to a Change in Control), an average 3-year Annual Organic Revenue growth rate of at least [5.0%].
With respect to each fiscal year in the Performance Period, the “Performance Goal” is that the Company achieves a Threshold Level or higher level of growth in Annual Organic Revenue over the immediately preceding fiscal year, as set forth in the table below. A number of shares of Performance Stock will Performance-Vest in accordance with Section 3.1 of the Performance Stock Agreement based on the percentage growth in Annual Organic Revenue over the immediately preceding fiscal year:

S-0

Exhibit 10.2

	Growth in Annual Organic Revenue over the Prior Fiscal Year (%)	Performance Vesting Percentage
PERFORMANCE YEAR
	[< 2%]	[0%]
“Threshold Level”	[2%]	[50%]

“Target Level”	[5%]	[100%]

“Maximum Level”	[> 7%]	[150%]
In the event that the growth in Annual Organic Revenue over the immediately preceding fiscal year falls between the “Threshold Level” and the “Target Level,” then the Performance Vesting Percentage shall be determined by extrapolating between the “Threshold Level,” anchor points of 3% Annual Organic Revenue growth (with a 70% Performance Vesting Percentage) and 4% Annual Organic Revenue growth (with an 85% Performance Vesting Percentage), and the “Target Level.” In the event that the growth in Annual Organic Revenue over the immediately preceding fiscal year falls between the “Target Level” and the “Maximum Level,” then the Performance Vesting Percentage shall be determined by means of linear interpolation between the “Target Level,” an anchor point of 6% Annual Organic Revenue growth (with a 125% Performance Vesting Percentage), and the “Maximum Level.”
Notwithstanding the forgoing, in the event that (i) a Change in Control does not occur during the Performance Period, (ii) the Performance Goal with respect to a given fiscal year in the Performance Period is not achieved at the applicable Target Level or higher, and (iii) the Catch-Up Performance Goal is achieved, then a number of shares of Performance Stock equal to the difference between (x) the number of shares of Performance Stock which would have Vested in the event that the Performance Goal had been achieved at the Target Level with respect to such fiscal year and (y) the number of shares of Performance Stock which actually became Vested based on the applicable Performance Vesting Percentage for such fiscal year, shall become Vested in accordance with Section 3.1(b) of the Performance Stock Agreement (such number of shares, the “Catch-Up Shares”).

A-0

US-DOCS\90385239.3